Exhibit 99

GE HealthCare Reports First Quarter 2024 Financial Results

•Revenues declined 1% year-over-year; Organic revenue growth* was approximately flat
•Net income margin was 8.0% versus 7.9% for the prior year; Adjusted Earnings Before Interest and Taxes (EBIT) margin* was 14.7% versus 14.1%
•Diluted earnings per share (EPS) were $0.81 versus $0.41 for the prior year; Adjusted EPS* was $0.90 versus $0.85
•Cash flow from operating activities was $419 million versus $468 million for the prior year; Free cash flow* was $274 million versus $325 million; repaid $150 million of debt in January 2024
•Reaffirming full year 2024 guidance

Chicago, IL – April 30, 2024 – GE HealthCare (Nasdaq: GEHC), a leading global precision care innovator, today reported financial results for the first quarter ended March 31, 2024.

GE HealthCare President and CEO Peter Arduini said, “We made good progress against 2024 priorities in the first quarter. We delivered margin expansion, while continuing to invest in innovation to solve the evolving needs of customers and patients. This is reflected in our healthy backlog, orders growth, and positive book-to-bill. We also closed the acquisition of MIM Software earlier this month as we accelerate our precision care strategy. We expect to see business growth weighted toward the second half of 2024 consistent with our previous comments, and we remain on track to deliver our guidance for the year.”

First Quarter 2024 Total Company Financial Performance
•Revenues of $4.6 billion declined 1% reported and were approximately flat on an Organic* basis year-over-year, with decreased volume partially offset by positive price.
•Total company book-to-bill was solid at 1.03 times, defined as Total orders divided by Total revenues. Total company orders increased 1% organically year-over-year.
•Net income attributable to GE HealthCare was $374 million versus $372 million for the prior year, and Adjusted EBIT* was $681 million versus $664 million.
•Net income margin was 8.0% versus 7.9% for the prior year, up 10 basis points (bps). Adjusted EBIT margin* was 14.7% versus 14.1%, up 50 bps as both measures saw benefits from productivity and price.
•Diluted EPS was $0.81 versus $0.41, up $0.40 from the prior year due to a noncontrolling interest redemption of preferred stock in the prior year. Adjusted EPS* was $0.90 versus $0.85, up $0.05 from the prior year driven by improved margins and lower interest expense.
•Cash flow from operating activities was $419 million, down $49 million year-over-year. Free cash flow* was $274 million, down $51 million year-over-year. The Company repaid $150 million of debt in January 2024, as previously disclosed.

* Non-GAAP financial measure.

First Quarter 2024 Segment Financial Performance (Unaudited)

Segment ($ in millions)	Imaging	Ultrasound	Patient Care Solutions	Pharmaceutical Diagnostics
Segment Revenues	$2,466	$824	$747	$599
YoY % change	(1)%	(4)%	(4)%	7%
YoY % Organic* change	~flat	(4)%	(4)%	8%
Segment EBIT	$240	$182	$81	$178
YoY % change	26%	(12)%	(25)%	15%
Segment EBIT Margin	9.7%	22.1%	10.9%	29.7%
YoY change	210 bps	(200) bps	(310) bps	190 bps
YoY refers to year-over-year comparison
Growth and Innovation
Mr. Arduini continued, “In the quarter we made notable progress with our R&D strategy aimed at driving innovation and growth. We received FDA clearances that will allow us to advance our product portfolio, entered strategic research partnerships, and announced long-term collaborations to supply customers with our innovative technology. Our double-digit growth in R&D affirms our commitment to technological advancement, strengthening our new product innovation pipeline, and fueling revenue expansion opportunities.”
Recent Innovation and Commercial Highlights

•GE HealthCare Receives FDA Clearance for Portrait VSM, Building on Its Growing Ecosystem of Connected Patient Monitoring Solutions
•GE HealthCare’s MIM Software Collaborates with Elekta to Help Enhance Radiation Therapy Treatments and Improve Patient Outcomes
•GE HealthCare Introduces Caption AI on Vscan Air SL Wireless Handheld Ultrasound System to Help More Clinicians Capture Diagnostic-Quality Cardiac Images
•GE HealthCare closes MIM Software Acquisition, Bolstering its Portfolio and Advancing its Precision Care Strategy
•GE HealthCare Announces the FDA Clearance of nCommand Lite by IONIC Health
•GE HealthCare and Hartford HealthCare Renew and Evolve 7-Year Collaboration to Advance Patient Care and Access in Connecticut
•GE HealthCare Announces Publication on Artificial Intelligence Models Leveraging Routinely Collected Clinical Data to Predict Patient Response to Immunotherapy
•GE HealthCare Precision Care with Launch of Elevated LOGIQ Ultrasound System Portfolio at European Congress of Radiology 2024
•Serving Patients and Communities through Comprehensive Care Solutions: OSF HealthCare, Pointcore, Inc. and GE HealthCare Enter Strategic Care Alliance

2024 Guidance
The Company is reaffirming full year 2024 guidance as follows:
•Organic revenue growth* of approximately 4% year-over-year.
•Adjusted EBIT margin* in the range of 15.6% to 15.9%, reflecting an expansion of 50 to 80 basis points versus 2023 Adjusted EBIT margin* of 15.1%.
•Adjusted effective tax rate (ETR)* in the range of 23% to 25%.
•Adjusted EPS* in the range of $4.20 to $4.35, representing 7% to 11% growth versus Adjusted EPS* of $3.93 for 2023.
•Free cash flow* of approximately $1.8 billion.
The Company provides its outlook on a non-GAAP basis. Refer to the Non-GAAP Financial Measures in Outlook section below for more details.

* Non-GAAP financial measure.

Financial Rounding
Certain columns and rows in this document may not sum due to the use of rounded numbers. Percentages presented are calculated from the underlying whole-dollar amounts.

Condensed Consolidated Statements of Income (Unaudited)
	For the three months ended March 31
(In millions, except per share amounts)	2024	2023
Sales of products	$3,045	$3,131
Sales of services	1,605	1,576
Total revenues	4,650	4,707
Cost of products	1,967	2,037
Cost of services	782	779
Gross profit	1,902	1,891
Selling, general, and administrative	1,038	1,062
Research and development	324	270
Total operating expenses	1,362	1,332
Operating income	540	559
Interest and other financial charges – net	122	136
Non-operating benefit (income) costs	(102)	(115)
Other (income) expense – net	8	(8)
Income before income taxes	512	546
Benefit (provision) for income taxes	(124)	(163)
Net income	388	383
Net (income) loss attributable to noncontrolling interests	(14)	(11)
Net income attributable to GE HealthCare	374	372
Deemed preferred stock dividend of redeemable noncontrolling interest	—	(183)
Net income attributable to GE HealthCare common stockholders	$374	$189

Earnings per share attributable to GE HealthCare common stockholders:
Basic	$0.82	$0.42
Diluted	$0.81	$0.41
Weighted-average number of shares outstanding:
Basic	456	454
Diluted	459	457

Condensed Consolidated Statements of Financial Position (Unaudited)
	As of
(In millions, except share and per share amounts)	March 31, 2024	December 31, 2023
Cash, cash equivalents, and restricted cash	$2,563	$2,504
Receivables – net of allowances of $102 and $98	3,324	3,525
Due from related parties	20	32
Inventories	1,989	1,960
Contract and other deferred assets	961	1,000
All other current assets	517	389
Current assets	9,373	9,410
Property, plant, and equipment – net	2,445	2,500
Goodwill	12,927	12,936
Other intangible assets – net	1,174	1,253
Deferred income taxes	4,413	4,474
All other non-current assets	1,878	1,881
Total assets	$32,208	$32,454
Short-term borrowings	$1,008	$1,006
Accounts payable	2,931	2,947
Due to related parties	48	99
Contract liabilities	1,879	1,918
All other current liabilities	2,993	3,011
Current liabilities	8,859	8,981
Long-term borrowings	8,247	8,436
Compensation and benefits	5,625	5,782
Deferred income taxes	68	68
All other non-current liabilities	1,811	1,877
Total liabilities	24,609	25,144
Commitments and contingencies
Redeemable noncontrolling interests	177	165
Common stock, par value $0.01 per share, 1,000,000,000 shares authorized, 456,328,270 shares issued and outstanding as of March 31, 2024; 455,342,290 shares issued and outstanding as of December 31, 2023	5	5
Additional paid-in capital	6,504	6,493
Retained earnings	1,687	1,326
Accumulated other comprehensive income (loss) – net	(787)	(691)
Total equity attributable to GE HealthCare	7,408	7,133
Noncontrolling interests	14	12
Total equity	7,423	7,145
Total liabilities, redeemable noncontrolling interests, and equity	$32,208	$32,454

Condensed Consolidated Statements of Cash Flows (Unaudited)
	For the three months ended March 31
(In millions)	2024	2023
Net income	$388	$383
Adjustments to reconcile Net income to Cash from (used for) operating activities
Depreciation of property, plant, and equipment	68	61
Amortization of intangible assets	80	96
Gain on fair value remeasurement of contingent consideration	(1)	—
Net periodic postretirement benefit plan (income) expense	(90)	(101)
Postretirement plan contributions	(87)	(91)
Share-based compensation	34	24
Provision for income taxes	124	163
Cash paid during the year for income taxes	(86)	(102)
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Receivables	155	(22)
Due from related parties	13	5
Inventories	(59)	(122)
Contract and other deferred assets	32	12
Accounts payable	81	87
Due to related parties	(50)	6
Contract liabilities	(18)	119
All other operating activities	(165)	(50)
Cash from (used for) operating activities	419	468
Cash flows – investing activities
Additions to property, plant and equipment and internal-use software	(145)	(143)
Purchases of businesses, net of cash acquired	—	(127)
All other investing activities	(42)	4
Cash from (used for) investing activities	(188)	(266)
Cash flows – financing activities
Net increase (decrease) in borrowings (maturities of 90 days or less)	1	(9)
Newly issued debt, net of debt issuance costs (maturities longer than 90 days)	1	2,000
Repayments and other reductions (maturities longer than 90 days)	(153)	(6)
Dividends paid to stockholders	(14)	—
Net transfers (to) from GE	—	(1,317)
All other financing activities	12	5
Cash from (used for) financing activities	(153)	673
Effect of foreign currency rate changes on cash, cash equivalents, and restricted cash	(19)	8
Increase (decrease) in cash, cash equivalents, and restricted cash	59	883
Cash, cash equivalents, and restricted cash at beginning of year	2,506	1,451
Cash, cash equivalents, and restricted cash as of March 31	$2,565	$2,334

Supplemental disclosure of cash flows information
Cash paid during the year for interest	$(55)	$(42)
Non-cash investing activities
Acquired but unpaid property, plant, and equipment	$53	$64

Non-GAAP Financial Measures
The non-GAAP financial measures presented in this press release are supplemental measures of GE HealthCare’s performance and its liquidity that the Company believes will help investors understand its financial condition, cash flows, and operating results and assess its future prospects. The Company believes that presenting these non-GAAP financial measures, in addition to the corresponding U.S. GAAP financial measures, are important supplemental measures that exclude non-cash or other items that may not be indicative of or related to its core operating results and the overall health of the Company. The Company believes these non-GAAP financial measures provide investors greater transparency to the information used by management for its operational decision-making and allow investors to see results “through the eyes of management.” The Company further believes that providing this information assists investors in understanding its operating performance and the methodology used by management to evaluate and measure such performance. When read in conjunction with the Company’s U.S. GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in the Company’s underlying businesses and can be used by management as one basis for making financial, operational, and planning decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in the Company’s industry.
Management recognizes that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with U.S. GAAP. Readers should review the reconciliations and should not rely on any single financial measure to evaluate the Company’s business.

The Company defines these non-GAAP financial measures as:
•Organic revenue: Total revenues excluding the effects of: (1) net sales from recent acquisitions and dispositions with less than a full year of comparable net sales; and (2) foreign currency exchange rate fluctuations in order to present revenue on a constant currency basis.
•Organic revenue growth rate: Rate of change when comparing Organic revenue, period over period.
•EBIT: Net income attributable to GE HealthCare excluding the effects of: (1) Interest and other financial charges – net; (2) Non-operating benefit (income) costs; (3) Provision (benefit) for income taxes; (4) Income (loss) from discontinued operations, net of taxes; (5) Net (income) loss attributable to noncontrolling interests.
•Adjusted EBIT: Net income attributable to GE HealthCare excluding the effects of: (1) Interest and other financial charges – net; (2) Non-operating benefit (income) costs; (3) Provision (benefit) for income taxes; (4) Income (loss) from discontinued operations, net of taxes; (5) Net (income) loss attributable to noncontrolling interests; (6) restructuring costs; (7) acquisition and disposition-related charges (benefits); (8) Spin-Off and separation costs; (9) (gain) loss on business and asset dispositions; (10) amortization of acquisition-related intangible assets; and (11) investment revaluation (gain) loss. In addition, the Company may from time to time consider excluding other nonrecurring items to enhance comparability between periods.
•Adjusted EBIT margin: Adjusted EBIT divided by Total revenues for the same period.

The Company believes that Organic revenue and Organic revenue growth rate, by excluding the effect of acquisitions, dispositions, and foreign currency rate fluctuations, provide management and investors with additional understanding of the Company’s core, top-line operating results and greater visibility into underlying revenue trends of its established, ongoing operations. Organic revenue and Organic revenue growth rate also provide greater insight regarding the overall demand for its products and services.

The Company believes EBIT, Adjusted EBIT, and Adjusted EBIT margin provide management and investors with additional understanding of its business by highlighting the results from ongoing operations and the underlying profitability factors. These metrics exclude interest expense, interest income, non-operating benefit (income) costs, and tax expense, as well as non-recurring and/or non-cash items, which may have a material impact on the Company’s results. The Company believes this provides additional insight into how its businesses are performing, on a normalized basis. However, these non-GAAP financial measures should not be construed as inferring that the Company’s future results will be unaffected by the items for which the measure adjusts.

•Adjusted net income: Net income attributable to GE HealthCare excluding (1) Non-operating benefit (income) costs; (2) restructuring costs; (3) acquisition and disposition-related charges (benefits); (4) Spin-Off and separation costs; (5) (gain) loss on business and asset dispositions; (6) amortization of acquisition-related intangible assets; (7) investment revaluation (gain) loss; (8) tax effect of reconciling items (items 1-7); (9) certain tax adjustments as described in Adjusted tax expense definition below and (10) Income (loss) from discontinued operations, net of taxes. In addition, the Company may from time to time consider excluding other nonrecurring items to enhance comparability between periods.
•Adjusted EPS: Diluted earnings per share excluding the per share impact of: (1) deemed preferred stock dividend of redeemable noncontrolling interest, (2) Non-operating benefit (income) costs; (3) restructuring costs; (4) acquisition and disposition-related charges (benefits); (5) Spin-Off and separation costs; (6) (gain) loss on business and asset dispositions; (7) amortization of acquisition-related intangible assets; (8) investment revaluation (gain) loss; (9) tax effect of reconciling items (items 1-8); and (10) certain tax adjustments as described in Adjusted tax expense definition below. In addition, the Company may from time to time consider excluding other nonrecurring items to enhance comparability between periods.

The Company believes Adjusted net income and Adjusted EPS provide investors with improved comparability of underlying operating results and a further understanding and additional transparency regarding how it evaluates the business. These non-GAAP financial measures also provide management and investors with additional perspective regarding the impact of certain significant items on the Company’s earnings. However, they should not be construed as inferring that the Company’s future results will be unaffected by the items for which the measure adjusts.

•Adjusted tax expense and Adjusted ETR: Adjusted tax expense is Income tax expense less the income tax related to pre-tax income adjustments above and certain income tax adjustments. Examples of certain income tax adjustments include the accrual of a deferred tax liability on the prior period earnings of certain of the Company’s foreign subsidiaries for which the Company is no longer permanently reinvested. Adjusted ETR is Adjusted tax expense divided by Income before income taxes less pre-tax income adjustments above.

The Company believes that Adjusted tax expense and Adjusted ETR provide investors with a better understanding of the normalized tax rate applicable to the Company’s business and provide more consistent comparability across periods.

•Free cash flow: Cash from (used for) operating activities adjusting for the effects of (1) additions to property, plant and equipment (PP&E) and internal-use software; and (2) dispositions of PP&E.
•Free cash flow conversion: Free cash flow divided by Adjusted net income.

The Company believes that Free cash flow and Free cash flow conversion provide management and investors with important measures of the Company’s ability to generate cash on a normalized basis. These metrics also provide insight into the Company’s flexibility to allocate capital, including reinvesting in the Company for future growth, paying down debt, paying dividends, and pursuing other opportunities that may enhance stockholder value. However, they should not be construed as inferring that the Company’s future results will be unaffected by the items for which the measure adjusts.

Non-GAAP Financial Reconciliations

Organic Revenue*
Unaudited	For the three months ended March 31
($ In millions)	2024	2023	% change
Imaging revenues	$2,466	$2,496	(1)%
Less: Acquisitions(1)	—	—
Less: Dispositions(2)	—	—
Less: Foreign currency exchange	(27)	—
Imaging Organic revenue*	$2,493	$2,496	—%
Ultrasound revenues	$824	$859	(4)%
Less: Acquisitions(1)	—	—
Less: Dispositions(2)	—	—
Less: Foreign currency exchange	(5)	—
Ultrasound Organic revenue*	$829	$859	(4)%
PCS revenues	$747	$781	(4)%
Less: Acquisitions(1)	—	—
Less: Dispositions(2)	—	—
Less: Foreign currency exchange	(1)	—
PCS Organic revenue*	$748	$781	(4)%
PDx revenues	$599	$558	7%
Less: Acquisitions(1)	—	—
Less: Dispositions(2)	—	—
Less: Foreign currency exchange	(1)	—
PDx Organic revenue*	$600	$558	8%
Other revenues	$15	$13	12%
Less: Acquisitions(1)	—	—
Less: Dispositions(2)	—	—
Less: Foreign currency exchange	—	—
Other Organic revenue*	$14	$13	11%
Total revenues	$4,650	$4,707	(1)%
Less: Acquisitions(1)	—	—
Less: Dispositions(2)	—	—
Less: Foreign currency exchange	(34)	—
Organic revenue*	$4,684	$4,707	—%

(1)	Represents revenues attributable to acquisitions from the date the Company completed the transaction through the end of four quarters following the transaction.
(2)	Represents revenues attributable to dispositions for the four quarters preceding the disposition date.

* Non-GAAP financial measure.

Adjusted EBIT*
Unaudited	For the three months ended March 31
($ In millions)	2024	2023	% change
Net income attributable to GE HealthCare	$374	$372	—%
Add: Interest and other financial charges – net	122	136
Add: Non-operating benefit (income) costs	(102)	(115)
Less: Benefit (provision) for income taxes	(124)	(163)
Less: Net (income) loss attributable to noncontrolling interests	(14)	(11)
EBIT*	$531	$567	(6)%
Add: Restructuring costs(1)	40	12
Add: Acquisition and disposition-related charges (benefits)(2)	—	1
Add: Spin-Off and separation costs(3)	60	58
Add: (Gain) loss on business and asset dispositions(4)	—	—
Add: Amortization of acquisition-related intangible assets	31	31
Add: Investment revaluation (gain) loss(5)	20	(5)
Adjusted EBIT*	$681	$664	3%
Net income margin	8.0%	7.9%	10 bps
Adjusted EBIT margin*	14.7%	14.1%	50 bps

(1)	Consists of severance, facility closures, and other charges associated with restructuring programs.
(2)	Consists of legal, consulting, and other transaction and integration fees, and adjustments to contingent consideration, as well as other purchase accounting related charges and other costs directly related to the transactions.
(3)	Costs incurred in the Spin-Off and separation from GE, including system implementations, audit and advisory fees, legal entity separation, Founders Grant equity awards, separation agreements with GE, and other one-time costs.
(4)	Consists of gains and losses resulting from the sale of assets and investments.
(5)	Primarily relates to valuation adjustments for equity investments.

* Non-GAAP financial measure.

Adjusted Net Income*
Unaudited	For the three months ended March 31
($ In millions)	2024	2023	% change
Net income attributable to GE HealthCare	$374	$372	—%
Add: Non-operating benefit (income) costs	(102)	(115)
Add: Restructuring costs(1)	40	12
Add: Acquisition and disposition-related charges (benefits)(2)	—	1
Add: Spin-Off and separation costs(3)	60	58
Add: (Gain) loss on business and asset dispositions(4)	—	—
Add: Amortization of acquisition-related intangible assets	31	31
Add: Investment revaluation (gain) loss(5)	20	(5)
Add: Tax effect of reconciling items	(9)	4
Add: Certain tax adjustments(6)	—	30
Adjusted net income*	$413	$388	6%
Adjusted net income margin*	8.9%	8.2%	60 bps

(1)	Consists of severance, facility closures, and other charges associated with restructuring programs.
(2)	Consists of legal, consulting, and other transaction and integration fees, and adjustments to contingent consideration, as well as other purchase accounting related charges and other costs directly related to the transactions.
(3)	Costs incurred in the Spin-Off and separation from GE, including system implementations, audit and advisory fees, legal entity separation, Founders Grant equity awards, separation agreements with GE, and other one-time costs.
(4)	Consists of gains and losses resulting from the sale of assets and investments.
(5)	Primarily relates to valuation adjustments for equity investments.
(6)
Consists of certain income tax adjustments, including the accrual of a deferred tax liability on the prior period earnings of certain of the Company’s foreign subsidiaries for which the Company is no longer permanently reinvested and the impact of adjusting deferred tax assets and liabilities to stand-alone GE HealthCare tax rates.

* Non-GAAP financial measure.

Adjusted Earnings Per Share*
Unaudited	For the three months ended March 31
(In dollars, except shares outstanding presented in millions)	2024	2023	$ change
Diluted earnings per share	$0.81	$0.41	$0.40
Add: Deemed preferred stock dividend of redeemable noncontrolling interest	—	0.40
Add: Non-operating benefit (income) costs	(0.22)	(0.25)
Add: Restructuring costs(1)	0.09	0.03
Add: Acquisition and disposition-related charges (benefits)(2)	—	0.00
Add: Spin-Off and separation costs(3)	0.13	0.13
Add: (Gain) loss on business and asset dispositions(4)	—	—
Add: Amortization of acquisition-related intangible assets	0.07	0.07
Add: Investment revaluation (gain) loss(5)	0.04	(0.01)
Add: Tax effect of reconciling items	(0.02)	0.01
Add: Certain tax adjustments(6)	—	0.07
Adjusted earnings per share*	$0.90	$0.85	$0.05
Diluted weighted-average shares outstanding	459	457

(1)	Consists of severance, facility closures, and other charges associated with restructuring programs.
(2)	Consists of legal, consulting, and other transaction and integration fees, and adjustments to contingent consideration, as well as other purchase accounting related charges and other costs directly related to the transactions.
(3)	Costs incurred in the Spin-Off and separation from GE, including system implementations, audit and advisory fees, legal entity separation, Founders Grant equity awards, separation agreements with GE, and other one-time costs.
(4)	Consists of gains and losses resulting from the sale of assets and investments.
(5)	Primarily relates to valuation adjustments for equity investments.
(6)
Consists of certain income tax adjustments, including the accrual of a deferred tax liability on the prior period earnings of certain of the Company’s foreign subsidiaries for which the Company is no longer permanently reinvested and the impact of adjusting deferred tax assets and liabilities to stand-alone GE HealthCare tax rates.

Adjusted Tax Expense* and Adjusted ETR*
Unaudited	For the three months ended March 31
($ In millions)	2024	2023
Benefit (provision) for income taxes	$(124)	$(163)
Add: Tax effect of reconciling items	(9)	4
Add: Certain tax adjustments(1)	—	30
Adjusted tax expense*	$(133)	$(129)
Effective tax rate	24.2%	29.9%
Adjusted effective tax rate*	23.7%	24.4%

(1)
Consists of certain income tax adjustments, including the accrual of a deferred tax liability on the prior period earnings of certain of the Company’s foreign subsidiaries for which the Company is no longer permanently reinvested and the impact of adjusting deferred tax assets and liabilities to stand-alone GE HealthCare tax rates.

Free Cash Flow*
Unaudited	For the three months ended March 31
($ In millions)	2024	2023	% change
Cash from (used for) operating activities	419	468	(11)%
Add: Additions to PP&E and internal-use software	(145)	(143)
Add: Dispositions of PP&E	—	—
Free cash flow*	$274	$325	(16)%
* Non-GAAP financial measure.

Non-GAAP Financial Measures in Outlook
GE HealthCare calculates forward-looking non-GAAP financial measures, including Organic revenue growth, Adjusted EBIT margin, Adjusted ETR, Adjusted EPS, and Free cash flow based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. GE HealthCare does not provide reconciliations of these forward-looking non-GAAP financial measures to the respective GAAP metrics as it is unable to predict with reasonable certainty and without unreasonable effort certain items such as the impact of changes in currency exchange rates, impacts associated with business acquisitions or dispositions, timing and magnitude of restructuring activities, and revaluation of strategic investments, amongst other items. The timing and amounts of these items are uncertain and could have a substantial impact on GE HealthCare’s results in accordance with GAAP.

Key Performance Indicators
Management uses the following metrics to provide a leading indicator of current business demand from customers for products and services.
•Organic orders growth: Rate of change period-over-period of contractual commitments with customers to provide specified goods or services for an agreed upon price, and excluding the effects of: (1) recent acquisitions and dispositions with less than a full year of comparable orders; and (2) foreign currency exchange rate fluctuations in order to present orders on a constant currency basis.
•Book-to-bill: Total orders divided by Total revenues within a given financial period (e.g., quarter or FY).

Conference Call and Webcast Information
GE HealthCare will discuss its results during its investor conference call today, April 30, 2024 at 8:30am ET. The conference call will be broadcast live via webcast, and the webcast and accompanying slide presentation containing financial information can be accessed by visiting the investor section of the website at https://investor.gehealthcare.com/news-events/events. An archived version of the webcast will be available on the website after the call.

Forward-looking Statements
This release contains forward-looking statements. These forward-looking statements might be identified by words, and variations of words, such as “will,” “expect,” “may,” “would,” “could,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “potential,” “position,” “forecast,” “target,” “guidance,” “outlook,” and similar expressions. These forward-looking statements may include, but are not limited to, statements about our business and expected financial performance, financial condition, and results of operations, including revenue, revenue growth, profit, taxes, earnings per share, and cash flows, and the Company’s outlook; and the Company’s strategy, innovation, and investments. These forward-looking statements involve risks and uncertainties, many of which are beyond the Company’s control. Factors that could cause the Company’s actual results to differ materially from those described in its forward-looking statements include, but are not limited to, operating in highly competitive markets; the Company’s ability to successfully complete strategic transactions; the actions or inactions of third parties with whom the Company partners and the various collaboration, licensing, and other partnerships and alliances the Company has with third parties; demand for the Company’s products, services, or solutions and factors that affect that demand; management of the Company’s supply chain and the Company’s ability to cost-effectively secure the materials it needs to operate its business; disruptions in the Company’s operations; changes in third-party and government reimbursement processes, rates, contractual relationships, and mix of public and private payers, including related to government shutdowns; the Company’s ability to attract and/or retain key personnel and qualified employees; global geopolitical and economic instability, including as a result of the conflict between Ukraine and Russia, the conflict in Israel and surrounding areas, and the actions in the Red Sea region; public health crises, epidemics, and pandemics and their effects on the Company’s business; maintenance and protection of the Company’s intellectual property rights, as well as maintenance of successful research and development efforts with respect to commercially successful products and technologies; the impact of potential information technology, cybersecurity or data security breaches; compliance with the various legal, regulatory, tax, privacy, and other laws to which the Company is subject, such as the Foreign Corrupt Practices Act and similar anti-corruption and anti-bribery laws globally, and related changes, claims, inquiries, investigations, or actions; the Company’s ability to control increases in healthcare costs and any subsequent effect on demand for the Company’s products, services, or solutions; the impacts related to the Company’s increasing focus on and investment in cloud, edge, artificial intelligence, and software offerings; the impact of potential product liability claims; environmental, social, and governance matters; the Company’s ability to operate effectively as an independent, publicly-traded company; and the Company’s level of indebtedness, as well as its general ability to comply with covenants under its debt instruments and any related effect on the Company’s business. Please also see the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission and any updates or amendments it makes in future filings. There may be other factors not presently known to the Company or which it currently considers to be immaterial that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. The Company does not undertake any obligation to update or revise its forward-looking statements except as required by applicable law or regulation.

About GE HealthCare Technologies Inc.
GE HealthCare is a leading global medical technology, pharmaceutical diagnostics, and digital solutions innovator, dedicated to providing integrated solutions, services, and data analytics to make hospitals more efficient, clinicians more effective, therapies more precise, and patients healthier and happier. Serving patients and providers for more than 125 years, GE HealthCare is advancing personalized, connected, and compassionate care, while simplifying the patient’s journey across the care pathway. Together our Imaging, Ultrasound, Patient Care Solutions, and Pharmaceutical Diagnostics businesses help improve patient care from diagnosis, to therapy, to monitoring. GE HealthCare is a $19.6 billion business with approximately 51,000 colleagues working to create a world where healthcare has no limits.

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Investor Relations Contact:
Carolynne Borders
+1-631-662-4317
carolynne.borders@gehealthcare.com

Media Contact:
Tor Constantino
+1-585-441-1658
tor.constantino@gehealthcare.com